Exhibit 99.1

Trump Media Announces Release of Truth+ Streaming on the Web
All Truth+ streaming programming now available via website

SARASOTA, Fla., Oct. 14, 2024 -- Trump Media & Technology Group (Nasdaq: DJT) ("TMTG" or the "Company"), operator of the social media platform Truth Social, announced today that it has successfully launched its Truth+ TV streaming service on the web.

At player.truthsocial.tv, Truth Social account holders can now access the full range of Truth+ streaming options on computers, laptops, and mobile phones, while a limited version of Truth+ remains available directly on the Truth Social platform. Viewers without a Truth Social account can create one at the player.truthsocial.tv website.

Already available as a native Android app and soon to be released as a native iOS app, Truth+ content includes news, entertainment, faith-based programming, weather, documentaries, children’s content, and more, featuring both linear TV channels and Video on Demand (VOD).

The web and Android app versions of Truth+ enhance the streaming option now available on the Truth Social platform by adding additional content and numerous new features including VOD, live TV rewind with visual thumbnails, catch-up TV for up to seven days, network DVR, and a Spanish language interface option.

“Our streaming rollout continues with the release of the web version of Truth+,” said TMTG CEO Devin Nunes. “As we expand the available programming, we are offering our viewers outstanding streaming features, family-friendly content, and ultra-fast delivery on our own content delivery network.”

In addition to a Truth+ app for iOS devices, TMTG plans to introduce a wide range of connected TV platforms including Samsung, LG, Apple TV, Android TV and Amazon Fire devices in the near future.

TMTG anticipates that, as the rollout progresses, the Company will continue to stress and beta test the streaming technology while collecting input from users and to announce when testing is finished and the rollout is complete.

TMTG's ultra-fast streaming technology is powered through its custom-designed, multi-site Content Delivery Network (CDN) using the Company’s own servers, routers, and software stack, created with the goal of rendering the service uncancellable by Big Tech.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.